Exhibit 99.1

[TRANSLATION FOR FILING PURPOSES ONLY]

[Custodian Letterhead]

CUSTODIAN ACCEPTANCE LETTER TO PARTICIPATE IN THE PUBLIC TENDER

AND EXCHANGE OFFER BY SEMPRA ENERGY (herein “Sempra Energy” or the

“Offeror”)

Casa de Bolsa BBVA Bancomer, S.A. de

C.V., Grupo Financiero BBVA Bancomer

Address: Paseo de la Reforma 510, Piso 18, Col

Juarez, 06600, Ciudad de Mexico, Mexico.

To the attention of:	Mary Carmen Espinosa Osorio and Francisco Marquez Granillo
Email::	rfi_equity.group@bbva.com, mary.espinosa@bbva.com and franciscojavier.marquez.grani@bbva.com
Phone numbers:	(55) 5621 9662 y/o (55) 5621 0870

Dear Sirs:

We make reference to the public exchange tender offer (the “Exchange Offer”) of (i) up to 433,242,720 (four hundred thirty-three million two hundred forty-two thousand seven hundred twenty) ordinary, nominative shares, of a single-series, with no par value of INFRAESTRUCTURA ENERGÉTICA NOVA, S.A.B. DE C.V. (“IEnova” or the “Issuer”) with ticker symbol IENOVA which represent 29.8% (twenty-nine point eight percent) of the total outstanding shares of the Issuer (the “Issuer’s Public Shares” or the “IEnova Public Shares”), for (ii) shares of common stock of Sempra Energy (the “Exchange Shares”), made by the Offeror, which has been authorized by the National Banking and Securities Commission by official letter number 153/[•]/2021.

We hereby, and on behalf and for the account of the shareholders of the Issuer that maintain a brokerage account with the undersigned or who otherwise delivered their physical stock certificates to the undersigned in order to participate in the Exchange Offer by depositing such stock certificates to a brokerage account with the undersigned (collectively, the “IEnova Shareholders”), accept each and every term and condition of the Exchange Offer, as contemplated in the Prospectus and Offering Memorandum dated [•] [•], 2021 (the “Prospectus and Offering Memorandum”) and the registration statement on Form S-4 (File No. 333-252030) filed by Sempra Energy with the U.S. Securities and Exchange Commission (“SEC”) and the prospectus included therein dated April [•], 2021 (the “Registration Statement”).

Number of IEnova Public Shares that accept the Exchange Offer and acquire the Exchange Shares of Sempra Energy:	[Include number of IENOVA Shares in digits]
[Include number of IENOVA Shares written in words]

Pursuant with the requirements of the Prospectus and Offering Memorandum, we hereby represent on behalf of our clients that are IEnova Shareholders that (i) we have received instructions from them by which our clients accept each and every term and condition of the Exchange Offer set forth in the Prospectus and Offering Memorandum and the Registration Statement; (ii) the Prospectus and Offering Memorandum has been available on the internet on the website of the Bolsa Mexicana de Valores, S.A.B. de C.V. (“BMV”) as of December 1, 2020 (as updated from time to time); and (iii) the Registration Statement has been available on the internet on the website of the SEC as of January 12, 2021 (as updated form time to time).

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Likewise, we certify that (i) all of the IEnova Shareholders on behalf of which this Acceptance Letter is rendered: (y) are rightful owners of the IEnova Public Shares referred herein, as registered, as of the date hereof, in our internal records and registers, and (z) have the legal capacity to dispose of them pursuant to the terms of the Exchange Offer; and (ii) the IEnova Public Shares of which said IEnova Shareholders are holders and that they have delivered, in accordance with the Exchange Offer and the provisions of the Prospectus and Offering Memorandum and the Registration Statement, are free of any and all liens or any other limitations of ownership.

Furthermore, it is hereby confirmed that, in order for the Offeror to acquire the IEnova Public Shares referred to herein in the Exchange Offer, the undersigned shall take all necessary measures to transfer said IEnova Public Shares, free of payment, to the account of Casa de Bolsa BBVA Bancomer, S.A. de C.V., Grupo Financiero BBVA Bancomer (the “Broker-Dealer”) number [ ] (the “Concentrator Account”) that the Broker-Dealer maintains at S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”), pursuant to the terms set forth in the Prospectus and Offering Memorandum and the Registration Statement, no later than 2:00 p.m., Mexico City time, (3:00 p.m., New York City time) on [•] [•], 2021, which is the expiration date of the Exchange Offer. The Broker-Dealer will only receive transfers of IEnova Public Shares through Indeval and will not receive or accept any physical share certificates of the Issuer delivered to the Broker-Dealer by the undersigned in order to participate in the Exchange Offer.

Likewise, by delivering this Acceptance Letter and on behalf of the IEnova Shareholders, we accept that:

I.

The Issuer’s Public Shares that are transferred to the Concentrator Account after 2:00 p.m., Mexico City time (3:00 p.m. New York City time) on [•] [•], 2021, which is the expiration date of the Exchange Offer (unless the Exchange Offer is extended as described in the Prospectus and Offering Memorandum and the Registration Statement), will not be accepted and shall not participate in the Exchange Offer, and they shall be returned to the corresponding IEnova Shareholders, unless otherwise waived by the Offeror as described below and in the Prospectus and Offering Memorandum and Registration Statement.

II.

The Issuer’s Public Shares that participate in the allocation process of the Exchange Offer shall be settled in accordance with the provisions of Section “1.28 Exchange Offer Closing Procedure” of Section “II. The Offer – 1. Terms of the Offer” of the Prospectus and Offering Memorandum and under the heading “The Exchange Offer—Exchange Offer Closing Procedure” in the Registration Statement.

III.

The undersigned will receive on [•] [•], 2021, the settlement date for the Exchange Offer (unless the Exchange Offer is extended as described in the Prospectus and Offering Memorandum and the Registration Statement), a number of Exchange Shares of Sempra Energy that will be calculated by the Broker-Dealer: (i) applying the Exchange Ratio described in the Prospectus and Offering Memorandum and the Registration Statement for each 1 (one) IEnova Public Share that is the subject of this Acceptance Letter; provided that, as stated in the Prospectus and Offering Memorandum and the Registration Statement, the Broker-Dealer will not deliver fractions of the Exchange Shares of Sempra Energy to the undersigned, and (ii) rounding any fraction of Exchange Shares of Sempra Energy downwards to the next lowest whole number and delivering cash in lieu of any such fraction of a share, as provided in the Prospectus and Offering Memorandum and Registration Statement.

IV.

In case the number of Sempra Energy shares of common stock to be distributed to the undersigned does not correspond to a whole number, the Broker-Dealer will deliver to the undersigned, in lieu of the fractional share to which it would otherwise be entitled, an amount equal to the product obtained by multiplying (i) the fractional share of Sempra Energy common

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stock that otherwise would have been distributed to the undersigned, by (ii) the average of the closing prices per share of Sempra Energy common stock on the New York Stock Exchange (as reported by Bloomberg L.P.) on each of the 10 (ten) Trading Days (as such term is defined in the Prospectus and Offering Memorandum and the Registration Statement) immediately preceding the date the funds are deposited with the Broker-Dealer by Sempra Energy, through electronic transfer of funds in U.S. Dollars, to the bank account of the undersigned that is included in the Sole Appendix of this Acceptance Letter, provided that, that we shall be responsible for the proper and timely delivery to the IEnova Shareholders that are our clients of both the Exchange Shares and the cash amounts, if any, to which such IEnova Shareholders are entitled, without any responsibility therefor by Sempra Energy or the Broker-Dealer.

V.

As provided for in the Prospectus and Offering Memorandum and the Registration Statement, the Offeror has the right to reject any Acceptance Letter, instruction or delivery which has not been made in due form or which for any reason is invalid, or to refuse to accept, through the Broker-Dealer, any Acceptance Letter or any tender of Issuer’s Public Shares which, in its opinion or that of its counsel, is unlawful or in breach of the requirements set forth by the Offeror, and also has the right, in its sole discretion, to waive any such breach. In addition, the Offeror will not accept for exchange or exchange any Issuer’s Public Shares validly tendered into, and not withdrawn from, the Exchange Offer unless each of the Offer Conditions, as defined and described in the Prospectus and Offering Memorandum and the Registration Statement, is satisfied or waived by Sempra Energy in its sole discretion prior to the expiration of the Exchange Offer.

Finally, as provided for in the Prospectus and Offering Memorandum and the Registration Statement, the undersigned herein represents and certifies that all representations contained in the last paragraph of Section “1.25 Tender Participation Procedure” of Section “II. The Offer – 1. Terms of the Offer” of the Prospectus and Offering Memorandum and under the heading “The Exchange Offer—Tender Participation Procedure” in the Registration Statement are true and correct at the date of this letter.

For the record, we have herewith affixed our signatures to this letter on [•] [•], of 2021.

Name of the Custodian:

Name of the Attorney in Fact:

Signature of the Attorney in Fact:

The undersigned certifies, on behalf of the Custodian (as such term is defined in the Prospectus and Offering Memorandum and the Registration Statement) that it represents, that the information regarding its clients and their position is true, that it knows and accepts the terms of the Exchange Offer, and that it has the legal capacity granted by the Custodian to represent it, accept the Exchange Offer and to execute and accept the terms of this Acceptance Letter.

[TRANSLATION FOR FILING PURPOSES ONLY]

I hereby undertake to indemnify and hold harmless Casa de Bolsa BBVA Bancomer, S.A. de C.V., Grupo Financiero BBVA Bancomer and Sempra Energy from any obligation or liability against Casa de Bolsa BBVA Bancomer, S.A. de C.V., Grupo Financiero BBVA Bancomer or Sempra Energy, respectively, by virtue of any of the actions taken by [include name of the Custodian] in connection with the Exchange Offer and this Acceptance Letter, and we hereby undertake to reimburse within five (5) days after requested by the corresponding indemnitee for any expenses (including reasonable attorneys’ fees) which it has incurred in connection with any proceeding initiated against it in connection with the Exchange Offer and this Acceptance Letter.

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Sole Appendix of the Acceptance Letter

Custodian Information

Complete name of the Custodian:	[•]

Origin account (account in Indeval from which the IEnova Public Shares that accept the Exchange Offer will be sent to the Broker-Dealer):	[•]

Destination account (account in Indeval where the Exchange Shares of Sempra Energy will be deposited as a result and upon the settlement of the Exchange Offer):	[•]
Information of the bank account of the Custodian in U.S. Dollars (for payment in cash in lieu of fractional Exchange Shares):	Bank: [•]
Address of the Bank [•]
Account: [•]
ABA: [•]
SWIFT: [•]
Beneficiary: [•]

Name and title of the person to be contacted:	[•]

Address:	[•]

Telephone:	[•]

Email:	[•]

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Information about the person responsible for the information included in this Acceptance Letter:

Name of the Attorney in Fact:	[•]

Title of the Attorney in Fact:	[•]

Signature:

Date:	[•]